UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2018

BIOLIFE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36362	94-3076866
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Monte Villa Parkway, Bothell, WA	98021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (425) 402-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On January 5, 2018, BioLife Solutions, Inc. (the “Company”) filed a Registration Statement on Form S-3 (the “Replacement Registration Statement”) for the sole purpose of continuing the prior registration of 2,817,444 shares of common stock issuable upon exercise of unexercised warrants of the Company that were purchased in March 2014 in a registered public offering of units (each unit consisting of one share of common stock and one warrant). The Company covenanted to keep these warrant shares registered and filed the Replacement Registration Statement to replace the earlier, expiring registration statement. No new shares are being registered in the Replacement Registration Statement and the Company cannot sell any additional securities pursuant to the Replacement Registration Statement.

Additionally, on January 5, 2018, the Company filed a Registration Statement on Form S-8 (the “S-8 Registration Statement”). The purpose of the S-8 Registration Statement is to register 1,041,072 previously unregistered shares issuable pursuant to the BioLife Solutions, Inc. Second Amended & Restated 2013 Performance Incentive Plan and to add a reoffer prospectus allowing for the future sale of “control securities” by certain officers and directors of the Company. The filing of the S-8 Registration Statement does not mean that persons holding registered securities will sell their shares, but it does provide these persons with the flexibility to sell their shares if they require liquidity or investment diversification. A Form 4 will be required to be filed with the Securities and Exchange Commission for any sales made by officers or directors listed in the reoffer prospectus.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolife Solutions, Inc.

Date: January 5, 2018	By:	/s/ Roderick de Greef
Name: Roderick de Greef Title: Chief Financial Officer